UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025

DATA STORAGE CORPORATION

 (Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Broadhollow Road, Suite 307

Melville, New York 11747

(Address of principal executive offices) (zip code)

(212) 564-4922

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Contribution Agreement

As previously announced, on July 11, 2025, Data Storage Corporation, a Nevada corporation (the “Company”) entered into a unit purchase agreement (the “Purchase Agreement”), by and among the Company, CloudFirst Technologies Corporation, a wholly-owned subsidiary of the Company (“CloudFirst Delaware”), DTST Sub, LLC (n/k/a CloudFirst Global LLC), a newly formed Delaware limited liability company that is a wholly-owned subsidiary of CloudFirst Delaware (“NewCo”), and Total Server Solutions Holdings, LLC (the “Purchaser”), pursuant to which the Company and CloudFirst Delaware agreed to sell the Company’s cloud solutions business (the “Business”), which represents the sale of substantially all of the Company’s assets and will include the sale of all of the assets of CloudFirst Delaware, including the transfer of 100% of the outstanding equity interests of CloudFirst Europe Ltd., together with the assets necessary to operate the Business (collectively, the “Contributed Assets”). The transactions contemplated by the Purchase Agreement are hereinafter referred to as the “Divestiture.” Consummation of the Divestiture was subject to certain conditions, including the approval of the Company’s stockholders.

As further described in Item 5.07 of this Current Report on Form 8-K (this “Current Report”), at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), held on September 10, 2025, a majority of the Company’s outstanding shares of common stock approved the Divestiture. Following such approval and in accordance with the Purchase Agreement, on September 11, 2025, the Company entered into an asset contribution agreement (the “Contribution Agreement”), with CloudFirst Delaware, Flagship Solutions, LLC, a wholly-owned subsidiary of the Company, Secure Infrastructure & Services LLC and NewCo, pursuant to which all of the Contributed Assets necessary to run the Business were contributed to NewCo. Following the consummation of the transactions contemplated by the Contribution Agreement and pursuant to the terms of the Purchase Agreement, on September 11, 2025 (the “Closing Date”), the Divestiture was consummated. At the closing of the Divestiture, Purchaser: (i) purchased all of the outstanding units of NewCo in exchange for the purchase price of $40 million, as adjusted in accordance with the Purchase Agreement, and (ii) assumed the Assumed Liabilities, as such term is defined in the Contribution Agreement. Following the Divestiture, the Business is no longer a part of the Company’s operations. The only remaining operating subsidiary of the Company is Nexxis, Inc., a telecommunications and data access company that generated approximately $1.1 million in sales for the fiscal year ended December 31, 2024.

The foregoing description of the Purchase Agreement and Contribution Agreement are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the such agreements. A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2025 and is incorporated by reference herein and a copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Divestiture

As discussed in Item 1.01 of this Current Report, on the Closing Date, the Company consummated the transactions contemplated by the Purchase Agreement, including the entry into the Contribution Agreement and the sale of all of the outstanding units of NewCo to Purchaser. At the closing of the Divestiture, the Purchaser paid to the Company an amount in cash equal to $40 million (the “Base Purchase Price”), minus $1,500,000 (the “Escrow Amount”), which includes $1,000,000 for the Indemnity Escrow Amount referred to in the Purchase Agreement and $500,000 for the Adjustment Escrow Amount referred to in the Purchase Agreement (collectively, the “Escrow Amount”), which Escrow Amount was deposited by Purchaser on the Closing Date with PNC Bank, National Association, as escrow agent (the “Escrow Agent”). The Escrow Amount will be held by the Escrow Agent in accordance with the terms of the Purchase Agreement and an escrow agreement entered into by and among the Purchaser, the Seller Representative and the Escrow Agent at the closing of the Divestiture (the “Escrow Agreement”), for purposes of holding and applying the Escrow Amount. The Closing Payment is calculated as follows: the Base Purchase Price minus the Escrow Amount minus the Estimated Aggregate Adjustment Amount is the “Closing Payment”). The Estimated Aggregate Adjustment Amount is equal to the Estimated Closing Date Debt plus the Estimated NWC Adjustment Amount, as such terms are defined in the Purchase Agreement.

Post-Closing Adjustments

No later than ninety (90) days following the Closing Date, Purchaser will prepare and deliver to Charles Piluso, as the representative of the Company, CloudFirst Delaware and NewCo, together with their respective successors, executors, administrators, estate, heirs and assigns (the “Seller Indemnifying Parties”) and as their attorney-in-fact (the “Seller Representative”): (i) a Closing Balance Sheet, as such term is defined in the Purchase Agreement; and (ii) a certificate setting forth Purchaser’s good faith calculation of the Closing Date Debt and the Closing Date Net Working Capital, as such terms are defined in the Purchase Agreement (the Closing Balance Sheet and the calculations of the Closing Date Debt and the Closing Date Net Working Capital are referred to as the “Closing Financial Data”). After receipt of the Closing Financial Data, the Seller Representative will have forty-five (45) days (the “Review Period”) to review and, if applicable, dispute the Closing Financial Data, together with the books and records and work papers and assumptions used in preparation of the Closing Financial Data. If timely and properly disputed, the Seller Representative and Purchaser must, for fifteen (15) days (or such longer period as may be agreed to in writing by the parties) following such notice (the “Resolution Period”), attempt in good faith to resolve their differences. If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute as to the Closing Date Balance Sheet, Closing Date Debt or the Closing Date Net Working Capital, then all amounts remaining in dispute will be submitted to EisnerAmper or such other accounting firm mutually selected by the Company and Purchaser (the “Independent Accountants”) within ten (10) days after the expiration of the Resolution Period.

If the amount of the Closing Date Debt (as finally determined pursuant to Section 2.06 of the Purchase Agreement) exceeds the amount of the Estimated Closing Date Debt, the Company and CloudFirst Delaware, jointly and severally, agreed to pay to Purchaser or, at Purchaser’s sole discretion, to NewCo, an amount equal to such excess. If the amount of the Closing Date Debt is less than the amount of the Estimated Closing Date Debt, then Purchaser agreed to pay or cause NewCo, to pay to CloudFirst Delaware an amount equal to such difference. Any such difference between the Closing Date Debt and the Estimated Closing Date Debt is referred to as the “Closing Date Debt Adjustment Amount.”

If the amount of the Closing Date Net Working Capital (as finally determined pursuant to Section 2.06 of the Purchase Agreement) is less than the amount of the Estimated Closing Date Net Working Capital, then the Company and CloudFirst Delaware, jointly and severally, agreed to pay to Purchaser or, at Purchaser’s sole discretion, to NewCo, an amount equal to such difference. If the amount of the Closing Date Net Working Capital exceeds the amount of the Estimated Closing Date Net Working Capital, then Purchaser shall pay or cause NewCo to pay to CloudFirst Delaware an amount equal to such excess. Any difference between the Closing Date Net Working Capital and the Estimated Closing Date Net Working Capital is referred to as the “Closing Date Net Working Capital Adjustment Amount.”

If any post-closing payments are due to Purchaser, it shall first seek recovery therefor out of the Adjustment Escrow Amount and the Company and CloudFirst Delaware will only be responsible for such payment(s) to the extent in excess of the Adjustment Escrow Amount held by the Escrow Agent therefor. Upon the final determination of both the Closing Date Debt Adjustment Amount and the Closing Date Net Working Capital Adjustment Amount in accordance with the terms of the Purchase Agreement, Purchaser, the Company and CloudFirst Delaware agreed to provide joint written instructions to the Escrow Agent to release funds from the Adjustment Escrow Amount to the applicable parties entitled to payment.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on July 15, 2025 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting held on September 10, 2025, the stockholders voted on six proposals, each of which is listed below and described in more detail in the Company’s definitive proxy statement on Schedule 14A for the 2025 Annual Meeting filed with the Commission on August 8, 2025 (the “Proxy Statement”). With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of August 7, 2025 (the “Record Date”). On the Record Date there were 7,207,031 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2025 Annual Meeting.

The final results for Proposals 1, 2, 3, 4, 5 and 6 as set forth in the Proxy Statement and presented at the 2025 Annual Meeting were as follows:

Proposal 1 — Divestiture Proposal

The stockholders approved the Divestiture of the Company’s cloud solutions Business, which represents the sale of substantially all of the Company’s assets and will include the sale of all of the assets of the Company’s CloudFirst business, including all of the assets held by CloudFirst Technologies Corporation and 100% of the outstanding equity interests of CloudFirst Europe Ltd., together with its assets necessary to operate the business (the Contributed Assets) (the “Divestiture Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,045,746	20,930	14,092	1,631,392

Proposal 2 — Election of Directors

The following ten (10) individuals were elected as directors, to serve until the Company’s next annual meeting of stockholders and until their respective successors have been duly elected and qualified with the following votes:

	For	Withheld	Broker Non-Votes
Charles M. Piluso	3,990,351	90,417	1,631,392
Harold J. Schwartz	3,964,156	116,612	1,631,392
Thomas C. Kempster	4,023,202	57,566	1,631,392
John Argen	3,978,267	102,501	1,631,392
Lawrence A. Maglione Jr.	3,952,644	128,124	1,631,392
Matthew Grover	4,027,401	53,367	1,631,392
Todd A. Correll	3,975,512	105,256	1,631,392
Clifford Stein	3,972,938	107,830	1,631,392
Nancy Stallone	3,975,065	105,703	1,631,392
Uwayne Mitchell	3,974,290	106,478	1,631,392

Proposal 3 — Auditor Ratification Proposal

The stockholders ratified and approved the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,685,933	13,846	12,381	—

Proposal 4 — Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results for this approved proposal are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,012,467	51,389	16,912	1,631,392

Proposal 5 — Advisory Vote on Divestiture-Related Compensation

The stockholders approved, on a non-binding advisory basis, the divestiture-related compensation that the Company’s named executive officers to be received upon consummation of the Divestiture.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,915,151	157,775	7,842	1,631,392

Proposal 6 — Adjournment Proposal

The stockholders approved the adjournment of the 2025 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Divestiture Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,468,635	233,639	9,886	1,631,392

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the consummation of the Divestiture and the related transactions contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference herein.

The information included under Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial information regarding the Divestiture is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1*	Unit Purchase Agreement, dated July 11, 2025, by and among Data Storage Corporation, CloudFirst Technologies Corporation, CloudFirst Technologies, LLC, and Total Server Solutions Holdings, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on July 15, 2025)
10.1*	Asset Contribution Agreement, dated September 11, 2025, by and among Data Storage Corporation, CloudFirst Technologies Corporation, Flagship Solutions, LLC, Secure Infrastructure & Services LLC and CloudFirst Global LLC
99.1	Press Release dated September 12, 2025
99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025, and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2025 and for the years ended December 31, 2024 and 2023
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2025	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer